Exhibit 23.1
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                    [Goldstein Golub Kessler LLP Letterhead]



INDEPENDENT AUDITOR'S CONSENT




To the Board of Directors
Wentworth III, Inc.


We hereby consent to the use in the Prospectus constituting part of Amendment No. 1 to the Registration Statement on Form SB-2 of our report dated November 8, 2001 on the financial statements of Wentworth III, Inc. as of October 31, 2001 and for the period from March 7, 2001 (date of inception) to October 31, 2001, which appear in such Prospectus. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.



/s/ GOLDSTEIN GOLUB KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

February 6, 2002